Calculation of Filing Fee Tables
S-3
Fluence Energy, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Class A common stock, $0.00001 par value per share	415(a)(6)	23,000,000		$ 483,000,000.00			S-3	333-273939	08/11/2023	$ 68,231.43
Carry Forward Securities	2	Equity	Class A common stock, $0.00001 par value per share	415(a)(6)	94,666,665		$ 2,548,426,621.80			S-3	333-273939	08/11/2023	$ 280,836.61
			Total Offering Amounts:				$ 3,031,426,621.80		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Includes 3,000,000 additional shares of Class A common stock that the underwriters have an option to purchase. Previously paid in connection with the filing of the Registrant's previous Registration Statement on Form S-3ASR, File No. 333-273939, filed with the Securities and Exchange Commission ("SEC") on August 11, 2023, and transferred pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), to the Registrant's current Registration Statement on Form S-3ASR, File No. 333-295786, filed with the SEC on May 12, 2026 (the "Current Registration Statement").

[2]	Consists of the remaining 94,666,665 shares of unsold Class A common stock to be sold by the Selling, Securityholders, including 42,745,791 shares of Class A common stock issuable upon redemption of outstanding LLC Interests, after deducting the shares of Class A common stock to which the prospectus supplement relates. Pursuant to Rule 415(a)(6), the Registrant includes on the Current Registration Statement such unsold shares of Class A common stock for which a filing fee in the amount of $280,836.61 (based on the filing fee rates in effect at the time such shares were initially registered) was previously paid in connection with the filing of the Prior Registration Statement. The Prior Registration Statement was deemed terminated as of the filing date of the Current Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $483,000,000.00. The prospectus is a final prospectus for the related offering.
This "Calculation of Filing Fee Tables" table shall be deemed to update the "Calculation of Registration Fee Tables" in the Current Registration Statement in accordance with Rule 456(b) and 457(r) under the Securities Act.